SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 24, 2002
(Date of Report)
(Date of Earliest Event Reported)

WATCHGUARD TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26819	91-1712427
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

505 Fifth Avenue South, Suite 500, Seattle, WA 98104
(Address of Principal Executive Offices, including Zip Code)

(206) 521-8340
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

WatchGuard Technologies, Inc. announced today that its board of directors has approved the repurchase by WatchGuard of up to $8 million of WatchGuard common stock. Depending on market conditions and other factors, repurchases may be made from time to time in the public market and in negotiated transactions, including block transactions, and may be discontinued at any time.

WatchGuard management stated that the repurchase of common stock at this time appeared to be advantageous to WatchGuard and its stockholders because management considers the market price of WatchGuard’s shares to be currently undervalued in the market. As of September 30, 2002, WatchGuard had approximately 32,450,028 shares of common stock outstanding and $91.1 million in cash and securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATCHGUARD TECHNOLOGIES, INC.

Date: October 24, 2002	By:	/s/ JAMES A. CADY
James A. Cady President and Chief Executive Officer